UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 29, 2010
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 29, 2010, the Compensation Committee (the “Committee”) of Lender Processing Services, Inc. (the “Company”) approved awards of restricted stock to certain of our executives, including Daniel T. Scheuble and Eric D. Swenson, pursuant to the Company’s 2008 Omnibus Incentive Plan (the “Omnibus Plan”). Messrs. Scheuble and Swenson each received an award of 28,000 shares of restricted stock.
     The restricted stock vests on the second anniversary of the date of grant, subject to the achievement of a performance-based vesting condition. Dividends on the restricted stock will be accrued during the restricted period, and will be paid only if and when the restricted shares to which the dividends relate vest. In addition, following the vesting of the restricted stock, Messrs. Scheuble and Swenson must hold one-half of the after-tax shares for an additional six months. This description of the terms and conditions of the restricted shares awarded by the Committee is qualified in its entirety by the terms and conditions of the Omnibus Plan and the related award agreement, which are exhibits hereto.

Item 9.01.	Financial Statements and Exhibits.

99.1	Lender Processing Services, Inc. 2008 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed on July 9, 2008).
99.2	Form of Performance-Based Restricted Stock Award Agreement and Notice of Performance-Based Restricted Stock Grant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: December 1, 2010	By:	/s/ Todd C. Johnson
Todd C. Johnson
Executive Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.2	Form of Performance-Based Restricted Stock Award Agreement and Notice of Performance-Based Restricted Stock Grant.